Certain identified information has been excluded from the exhibit because it is both not material and the type that the Registrant treats as private or confidential.
AMENDMENT TO THE PROFESSIONALLY MANAGED PORTFOLIOS
FUND SERVICING AGREEMENT
THIS AMENDMENT effective as of November 21, 2024 (the “Effective Date”) to the Fund Servicing Agreement dated as of August 10, 2023 (the "Agreement") is entered into by and between Professionally Managed Portfolios, a Massachusetts business trust (the "Trust"), on behalf of its separate series, the Akre Funds and U.S. Bancorp Fund Services, LLC d/b/a U.S. Bank Global Fund Services, a Wisconsin limited liability company (the "Fund Services").
RECITALS
WHEREAS, the parties entered into the Agreement;
WHEREAS, the parties desire to amend the Agreement to correct the fees listed in the Exhibit for Akre Capital Management, LLC;

WHEREAS, Section 13(F) of the Agreement allows for its amendment by a written instrument executed by both parties.
NOW, THEREFORE, the parties agree as follows:
As of the Effective Date, the Exhibit for Akre Capital Management, LLC in the Agreement is hereby replaced with the Exhibit for Akre Capital Management, LLC attached hereto.
Except to the extent amended hereby, the Agreement shall remain in full force and effect.
IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the Effective Date.
PROFESSIONALLY MANAGED    U.S. BANCORP FUND SERVICES, LLC PORTFOLIOS

By: /s/ Craig A. Benton	By: /s/ Gregory Farley
Name: Craig Benton	Name: Gregory Farley
Title: Treasurer	Title: Senior Vice President
Date: 6/24/2025	Date: 6/24/2025

Exhibit for Akre Capital Management, LLC Professionally Managed Portfolios Fund Servicing Agreement

Name of ETF (Fees Applicable to ETFs)
Akre Focus ETF

Fund Start-up & Registration Services Project Fee Schedule
Regulatory Administration Services
New fund launch – $[ ] per fund or as negotiated
Ongoing Annual Regulatory Administration Services, including supplements, Included in annual fee per fund –
Additional projects such as new share class launch, multi-managed funds, SEC exemptive order applications, expedited filings, asset conversion, and proxies – as negotiated based upon specific requirements

Above fees are applicable when all new funds are registered in same statutory prospectus.

All other miscellaneous fees and expenses, including but not limited to the following, will be separately billed as incurred:
Postage, if necessary
Federal and state regulatory filing fees
Expenses from Board of Trustee meetings
Third party auditing and legal expenses
EDGAR/iXBRL filing (may be charged by third-party or U.S. Bank)
All other Miscellaneous expenses
Fund startup and registration fees are billed [ ]% following the selection of U.S. Bank and [ ]% 75 days after the preliminary registration statement is filed with the SEC.

Base Fee for Accounting, Administration Services
The following reflects the greater of the basis point fee or annual minimum1 where Akre Capital Management, LLC (the “Adviser”) acts as investment adviser to the fund(s) in the same registered investment company.
Fund Accounting Annual Fee Based Upon Average Net Assets Per Fund*
[ ] basis points on the first $[ ] million
[ ] basis points on the next $[ ] million
[ ] basis points on the balance
Fund Administration Annual Fee Based Upon Average Net Assets Per Fund*
[ ] basis points on the first [ ] billion
[ ] basis points on the next [ ] billion
[ ] basis point on the balance

Base Fee for ETF Services

Annual Fee per fund
ETF Order Taking    $[ ] per fund
ETF Transfer Agency    $[ ] per order (Create or Redeem)

Basket Creation
Equities/Cash    [ ]bps
International Securities/Derivatives [ ]bps Fixed AP Fee    TBD/fund
Optional Services
ETF Stock Splits    [ ]
ETF Liquidation    [ ]
ETF Slippage Calculations    [ ]/Fund/Year

See APPENDIX A for Services and Associated Fees in addition to the Base Fee See APPENDIX B for OPTIONAL Supplemental Services and Associated Fees

APPENDIX A
Accounting, Administration Services (in addition to the Base Fee)
Data Services
Pricing and Security Setup Services
For daily pricing, setup, and maintenance of each security (estimated 252 pricing days annually)
$[ ] – Listed Equity Instruments and rates including but not limited to: Domestic Equities, Options, ADRs, Foreign Equities, Futures, Forwards, Currency Rates, Total Return Swaps
$[ ] – Lower Tier Cost Fixed Income Instruments including but not limited to: Domestic Corporate and Governments Agency Bonds, Mortgage Backed Securities, and Municipal Bonds
$[ ] – Higher Tier Cost Fixed Income Instruments including but not limited to: CMO and Asset Backed Securities; Money Market Instruments; Foreign Bonds; and High Yield Bonds.
$[ ] – Bank Loans
Derivative Instruments are generally charged at the following rates:
o$[ ] – Interest Rate Swaps, Foreign Currency Swaps
o$[ ] – Swaptions
o$[ ] – Credit Default Swaps
$[ ] Intraday money market funds pricing, up to 3 times per day
$[ ] per Month Manual Security Pricing (>25per day)
Note: Prices are based on using U.S. Bank primary pricing service which may vary by security type and are subject to change. Prices do not include set-up fees which may be charged on certain derivative instruments such as swaps. Use of alternative and/or additional sources may result in additional fees. Pricing vendors may designate certain securities as hard to value or as a non-standard security types, such as CLOs CDO and complex derivative instruments, which may result in additional fees. All schedules subject to change depending upon the use of unique security type requiring special pricing or accounting arrangements.
Corporate Action, Factor (security paydown & prepayment time series), and ETF Income Projection Services
$[ ] per Foreign Equity Security per Month for Corporate Action Services
$[ ] per Domestic Equity Security per Month for Corporate Action Services
$[ ] per CMO and Asset Backed Security per Month / $2.00 for ETF Funds per month for Factor Services
$[ ] per Mortgage Backed Security per Month for Factor Services / no charge for ETF Funds
$[ ] per Fixed Income Security per Month for ETF funds only for ETF income projections
Third Party Administrative Data Charges (descriptive data for analytics, reporting and compliance)
$[ ] per security per month for fund administrative data (based upon U.S. Bancorp standard data services and are subject to change)
All Data Service charges are subject to change based on cost increases from underlying data providers.

Trust Chief Compliance Officer Annual Fee
$[ ] for the first fund (subject to Board approval)
$[ ] for each additional fund 2-5 (subject to change based on Board review and approval)
$[ ] for each fund over 5 funds
$[ ] per sub-adviser per fund (capped at $[ ] per sub-adviser over the fund complex)
Per adviser relationship, and subject to change based upon board review and approval
SEC Modernization Requirements
SEC Modernization Requirements

Transfer Agent Fees for Legacy Mutual Fund Shareholder Accounts
$[ ] annual fee while any accounts are still open. (Waived)
$[ ]per open account.

SEC Modernization Requirements
Form N-PORT – $[ ] per year, per Fund
Form N-CEN – $[ ] per year, per Fund
Tailored shareholder reporting - $[ ] per year, per Fund (first class), $[ ] per year for each additional class

Expense Processing and Budgeting Services – Non-Unitary Fee ETFs:
Fund administration payment of fund expenses and quarterly budgeting on behalf of ETFs not utilizing a unitary fee structure:
•$[ ] per year, per Fund
Section 15(c) Reporting
$[ ] per fund per standard reporting package*
*Standard reporting packages for annual 15(c) meeting
•Expense reporting package: 2 peer comparison reports (adviser fee) and (net expense ratio with classes on one report) OR Full 15(c) report
•Performance reporting package: Peer Comparison Report
Additional 15(c) reporting is subject to additional charges
Data source – Morningstar; other data sources may incur additional charges by a third-party source. The creation of the reporting package involving other data sources is to be created by the third-party source and client.

Core Tax Services
A-1book-to-tax adjustments at fiscal and excise year-end, prepare tax footnotes in conjunction with fiscal year-end audit, Prepare Form 1120-RIC federal income tax return and relevant schedules, Prepare Form 8613 and relevant schedules, Prepare Form 1099-MISC Forms, Prepare Annual TDF FBAR (Foreign Bank Account Reporting) filing, Prepare state returns (Limited to two) and Capital Gain Dividend Estimates (Limited to two).
Miscellaneous Expenses
All other miscellaneous fees and expenses, including but not limited to the following, will be separately billed as incurred: Charges associated with accelerated effectiveness at DTCC, SWIFT processing, customized reporting, third-party data provider costs (including GICS, MSCI, etc.), postage, stationary, programming, special reports, proxies, insurance, EDGAR/XBRL filing, retention of records, federal and state regulatory filing fees, liquidity classification fees, expenses related to and including travel to and from Board of Trustee meetings, third party auditing and legal expenses, wash sales reporting (GainsKeeper), tax e-filing, PFIC monitoring, conversion expenses (if necessary), and travel related costs.

APPENDIX B
OPTIONAL Supplemental Services for Fund Accounting, Fund Administration & Portfolio Compliance (provided by U.S. Bank upon client request)
Daily Compliance Services
▪$ [ ] per trust per year - Base fee
▪Additional fee of $[ ] per fund per year

SEC Derivatives Rule 18f-4 Confluence Technologies Offering

Offering	Price per Fund per Month*
Limited Derivatives User	$[ ]
Full Derivatives User (no OTC derivatives)	$[ ]
Full Derivative User (with 1-5 OTC derivatives)	$[ ]
Full Derivative User (with 5 or more OTC derivatives)	$[ ]
Closed Fund Data Maintenance Fee	$[ ]
*Additional fees may apply from index providers

Fees for Special Situation:
•Fee will be assessed.
Rule 2a-5 Supplemental Services:

Percentage of individual level 2 instruments held by a Fund	Monthly Fee for Such Fund[1]
5% or less	$[ ]
More than 5% but less than 25%	$[ ]
25% or more	$[ ]

•Note: The availability of the Rule 2a-5 Supplemental Services and the associated fees are subject to USBGFS’ ability to obtain comparison prices from its chosen comparison third-party pricing sources at reasonable cost. The reports provided as part of the Rule 2a-5 Supplemental Services may, in USBGFS’ sole discretion, exclude information for instruments for which an alternative comparison price is unavailable or difficult or costly to obtain. In addition, the reports provided may cease to include instruments that were previously included if alternative prices are no longer available from third-party sources or if the fees for such alternative prices rise.

◦1 Subject to annual “CPI increase – All Urban Consumers – U.S. City Average” index, provided that the CPI adjustment will not decrease the base fees (even if the cumulative CPI rate at any point in time is negative).
C- Corp Administrative Services
•1940 Act C-Corp – U.S. Bank Fee Schedule plus $[ ]
•1933 Act C-Corp – U.S. Bank Fee Schedule plus $[ ]
Controlled Foreign Corporation (CFC)
•U.S. Bank Fee Schedule plus $[ ]

1 NOTE: The Rule 2a-5 Supplemental Services and the associated fees are dependent on comparison prices from USBGFS’ chosen comparison third-party pricing source. The Fund may choose to perform comparison pricing with a different comparison pricing vendor under an alternative service with different associated costs.

Optional Tax Services:
•Prepare book-to-tax adjustments & Form 5471 for Controlled Foreign Corporations (CFCs) –
$[ ] per year
•Additional Capital Gain Dividend Estimates – (First two included in core services) – $[ ] per additional estimate
•State tax returns - (First two included in core services) – $[ ] per additional return
Tax Reporting – C-Corporations Federal Tax Returns
•Prepare corporate Book to tax calculation, average cost analysis and cost basis role forwards, and federal income tax returns for investment fund (Federal returns & 1099 Breakout Analysis) –
$[ ]
•Prepare Federal and State extensions (If Applicable) – Included in the return fees
•Prepare provision estimates – $[ ] Per estimate
State Tax Returns
•Prepare state income tax returns for funds and blocker entities – $[ ] per state return
•Sign state income tax returns – $[ ] per state return
•Assist in filing state income tax returns – Included with preparation of returns
•State tax notice consultative support and resolution – $[ ] per fund

Exhibit for Akre Capital Management, LLC Professionally Managed Portfolios Fund Servicing Agreement
Name of Fund (Fees Applicable to Mutual Funds)
Akre Focus Fund

Fund Start-up & Registration Services Project Fee Schedule
Regulatory Administration Services
•New fund launch – $[ ] per fund or as negotiated
•Ongoing Annual Regulatory Administration Services, including supplements (included in annual fee per fund)
•Additional projects such as new share class launch, multi-managed funds, SEC exemptive order applications, expedited filings, asset conversion, and proxies – as negotiated based upon specific requirements
All other miscellaneous fees and expenses, including but not limited to the following, will be separately billed as incurred:
•Postage, if necessary
•Federal and state filing fees
•Expenses from Board of Trustee meetings
•Third party auditing and legal expenses
•EDGAR/iXBRL filing (may be charged by third-party or U.S. Bank)
•All other Miscellaneous expenses
Fund startup and registration service fees are billed 50% following the selection of U.S. Bank and 50% 75 days after the preliminary registration statement is filed with the SEC.
Fund Accounting Annual Fee Based Upon Average Net Assets Per Fund*
[ ] basis points on the first $[ ] million
[ ] basis points on the next $[ ] million
[ ] basis points on the balance
Minimum Annual Fee: $[ ] per fund
Additional fee of $[ ] for each additional class
Fund Administration Annual Fee Based Upon Average Net Assets Per Fund*
[ ] basis points on the first $[ ] billion
[ ] basis points on the next $[ ] billion
[ ] basis points on the balance
Minimum Annual Fee: $[ ] per fund
Additional fee of $[ ]for each additional class.

Services Included in Annual Fee Per Fund
Advisor Information Source – On-line access to portfolio management and compliance information.
Daily Performance Reporting – Daily pre and post-tax fund and/or sub-advisor performance reporting.
U.S. Bank Regulatory Administration (e.g., annual registration statement update)
Core Tax Services – See Additional Services Fee Schedule

Data Services

Pricing and Security Setup Services
For daily pricing, setup, and maintenance of each security (estimated 252 pricing days annually)

$[ ] – Listed Equity Instruments and rates including but not limited to: Domestic Equities, Options, ADRs, Foreign Equities, Futures, Forwards, Currency Rates, Total Return Swaps
$[ ] – Lower Tier Cost Fixed Income Instruments including but not limited to: Domestic Corporate and Governments Agency Bonds, Mortgage Backed Securities, and Municipal Bonds
$[ ] – Higher Tier Cost Fixed Income Instruments including but not limited to: CMO and Asset Backed Securities; Money Market Instruments; Foreign Bonds; and High Yield Bonds.
$[ ] – Bank Loans
Derivative Instruments are generally charged at the following rates:
o$[ ] – Interest Rate Swaps, Foreign Currency Swaps
o$[ ] – Swaptions
o$[ ] – Credit Default Swaps
$[ ] - Intraday money market funds pricing, up to 3 times per day
$[ ] per Month Manual Security Pricing (>25per day)
Note: Prices above are based on using U.S. Bank primary pricing service which may vary by security type and are subject to change. Prices do not include set-up fees which may be charged on certain derivative instruments such as swaps. Use of alternative and/or additional sources may result in additional fees.
Pricing vendors may designate certain securities as hard to value or as a non-standard security types, such as CLOs CDOs, and complex derivative instruments which may result in additional fees. All schedules subject to change depending upon the use of unique security type requiring special pricing or accounting arrangements.

Corporate Action and Factor Services (security paydown & prepayment time series)
$[ ] per Foreign Equity Security per Month for Corporate Action Services
$[ ] per Domestic Equity Security per Month for Corporate Action Services
$[ ] per CMO and Asset Backed Security per Month for Factor Services
$[ ] per Mortgage-Backed Security per Month for Factor Services

Third Party Administrative Data Charges (descriptive data for analytics, reporting and compliance)
$[ ] per security per month for fund administrative data (based upon U.S. Bancorp standard data services and are subject to change)
All Data Service charges are subject to change based on cost increases from underlying data providers.

SEC Modernization Requirements
Form N-PORT – $[ ] per year, per Fund
Form N-CEN – $[ ] per year, per Fund

Trust Chief Compliance Officer (CCO) Services Annual Fee Schedule
$[ ] for the first fund (subject to Board approval)
$[ ]for each additional fund 2-5 (subject to change based on Board review and approval)
$[ ]for each fund over 5 funds
$[ ] per sub-adviser per fund (capped at $[ ] per sub-adviser over the fund complex)
For more than one fund, fees will be aggregated and allocated equally.

TSR Pricing*
$[ ] per year fund for the first class plus
$[ ] per year per class after the first class
Core Tax Services
M-1 book-to-tax adjustments at fiscal and excise year-end, prepare tax footnotes in conjunction with fiscal year-end audit, Prepare Form 1120-RIC federal income tax return and relevant schedules, Prepare Form 8613 and relevant schedules, Prepare Form 1099-MISC Forms, Prepare Annual TDF FBAR (Foreign Bank Account Reporting) filing, Prepare state returns (Limited to two) and Capital Gain Dividend Estimates (Limited to two).

Miscellaneous Expenses
All other miscellaneous fees and expenses, including but not limited to the following, will be separately billed as incurred:

Fair Value Services, SWIFT processing, customized reporting, third-party data provider costs, postage, stationery, programming, special reports, proxies, insurance, EDGAR/XBRL filing, retention of records, federal and state regulatory filing fees, liquidity classification fees, third party auditing and legal expenses, wash sales reporting (GainsKeeper), tax e-filing, PFIC monitoring, conversion expenses (if necessary) and travel related costs.

Additional Services
Additional services not included above shall be mutually agreed upon at the time of the service being added. Additional regulatory administration (e.g., subsequent new fund launch), daily compliance testing, Section 15(c) reporting, and additional services mutually agreed upon.
In addition to the fees described above, additional fees may be charged to the extent that changes to applicable laws, rules or regulations require additional work or expenses related to services provided (e.g., compliance with new derivatives risk management and reporting requirements).

* Subject to annual CPI increase – All Urban Consumers – U.S. City Average” index, provided that the CPI adjustment will not decrease the base fees (even if the cumulative CPI rate at any point in time is negative).
Fees are calculated pro rata and billed monthly.

Fund Administration & Portfolio Compliance
Additional Services Fee Schedule
Transfer In-Kind
Tax Free Transfer In-Kind Cost Basis Tracking* – $[ ] per sub-account per year

Daily Compliance Services
■$[ ] per fund group per year - Base fee
■Additional fee of $[ ] per fund per year (first fund included in base fee)

SEC Derivatives Rule 18f-4 Confluence Technologies Offering

Offering	Price per Fund per Month*
Limited Derivatives User	$[ ]
Full Derivatives User (no OTC derivatives)	$[ ]
Full Derivative User (with 1-5 OTC derivatives)	$[ ]
Full Derivative User (with 5 or more OTC derivatives)	$[ ]
Closed Fund Data Maintenance Fee	$[ ]
*Additional fees may apply from index providers

Fees for Special Situation:
Fee will be assessed.

Rule 2a-5 Supplemental Services:

Percentage of individual level 2 instruments held by a Fund	Monthly Fee for Such Fund[2]
5% or less	$[ ]
More than 5% but less than 25%	$[ ]
25% or more	$[ ]

Note: The availability of the Rule 2a-5 Supplemental Services and the associated fees are subject to USBGFS’ ability to obtain comparison prices from its chosen comparison third-party pricing sources at reasonable cost. The reports provided as part of the Rule 2a-5 Supplemental Services may, in USBGFS’ sole discretion, exclude information for instruments for which an alternative comparison price is unavailable or difficult or costly to obtain. In addition, the reports provided may cease to include instruments that were previously included if alternative prices are no longer available from third-party sources or if the fees for such alternative prices rise.

Section 15(c) Reporting
$[ ] per fund per standard reporting package*
*Standard reporting packages for annual 15(c) meeting
•Expense reporting package: 2 peer comparison reports (adviser fee) and (net expense ratio with classes on one report) OR Full 15(c) report
•Performance reporting package: Peer Comparison Report
Additional 15(c) reporting is subject to additional charges

2 NOTE: The Rule 2a-5 Supplemental Services and the associated fees are dependent on comparison prices from USBGFS’ chosen comparison third-party pricing source. The Fund may choose to perform comparison pricing with a different comparison pricing vendor under an alternative service with different associated costs.

Data source – Morningstar; other data sources may incur additional charges by a third-party source. The creation of the reporting package involving other data sources is to be created by the third-party source and client.

Customized delivery of data:
TBD

Optional Tax Services
Prepare book-to-tax adjustments & Form 5471 for Controlled Foreign Corporations (CFCs) – $[ ] per year
Additional Capital Gain Dividend Estimates – (First two included in core services) – $[ ] per additional estimate
State tax returns - (First two included in core services) – $1,500 per additional return

Tax Reporting – MLP C-Corporations

Federal Tax Returns
Prepare corporate Book to tax calculation, average cost analysis and cost basis role forwards, and federal income tax returns for investment fund (Federal returns & 1099 Breakout Analysis) – $[ ]
Prepare Federal and State extensions (If Applicable) – Included in the return fees
Prepare provision estimates – $[ ] Per estimate

State Tax Returns
Prepare state income tax returns for funds and blocker entities – $[ ] per state return
•Sign state income tax returns – $[ ] per state return
•Assist in filing state income tax returns – Included with preparation of returns
State tax notice consultative support and resolution – $[ ] per fund

Transfer Agent
Annual Service Charges to the Fund*

Transfer Agent Annual Fee Based Upon Average Net Assets Per Fund*
[ ] basis points on first $[ ] billion
[ ] basis points on balance

Services included in the annual basis point fees charged to the fund (See table at the bottom of this exhibit).

Miscellaneous Expenses
All other miscellaneous fees and expenses, including but not limited to the following, will be separately billed as incurred:
Record retention, Fed wire charges, Vision IDs, DST charges, data communication and implementation charges, specialized programming, omnibus conversions, travel, excess history, electronic document archiving.

Additional Services

Additional services not included above shall be mutually agreed upon at the time of the service being added. FAN Mail electronic data delivery, client Web data access, recordkeeping application access, programming charges, outbound calling & marketing campaigns, training, cost basis reporting, investor email services, money market fund service organizations, charges paid by investors, physical certificate processing, CUSIP setup, CTI reporting, sales reporting & Rule 22c-2 reporting (MARS), electronic statements (Informa), , EConnect Delivery, Shareholder Call review analysis, statement support, dealer/fund merger events, NAV reprocessing, voluntary state withholdings and additional services mutually agreed upon.

In addition to the fees described above, additional fees may be charged to the extent that changes to applicable laws, rules or regulations require additional work or expenses related to services provided (e.g., compliance with new liquidity risk management and reporting requirements).
* Subject to annual CPI increase – All Urban Consumers – U.S. City Average” index, provided that the CPI adjustment will not decrease the base fees (even if the cumulative CPI rate at any point in time is negative).
Fees are calculated pro rata and billed monthly.

Transfer Agent & Shareholder Services Additional Services Fee Schedule
Charges Paid by Investors
Shareholder accounts will be charged based upon the type of activity and type of account, including the following:
Qualified Plan Fees
$[ ] per qualified plan account or Coverdell ESA account (Cap at $[ ] per SSN)
$[ ] per transfer to successor trustee
$[ ] per participant distribution (Excluding SWPs)
$[ ] per refund of excess contribution
$[ ] per reconversion/recharacterization
Additional Shareholder Paid Fees
$[ ] per outgoing wire transfer or overnight delivery
$[ ] per telephone exchange
$[ ] per return check or ACH or stop payment
$[ ] per statement year requested per account (This fee applies to research requests for statements older than the prior year)
CUSIP Setup
CUSIP Setup beyond the initial CUSIP – $[ ] per CUSIP
Expedited CUSIP Setup – $[ ] per CUSIP (Less than 35 days)
Fund Characteristic Change
Fund Name Change – $[ ] per fund/ per change
Fund CUSIP Change – $[ ] per fund/ per change
FAN Mail
Financial planner mailbox provides transaction, account and price information to financial planners and small broker/dealers for import into a variety of financial planning software packages.
Base Fee Per Management Company – file generation and delivery – $[ ] per year
Per Record Charge
•Rep/Branch/ID – $[ ]
•Dealer – $[ ]
Price Files – $[ ] per record or $[ ] per user per month, whichever is less
Vision Electronic Statement Services

Online account access for broker/dealers, financial planners, and RIAs.
Transaction Processing*
•Implementation Fee - $[ ] per Management Company
•Transaction – purchase, redeem, and exchange - $[ ] per event
•Monthly Minimum Charge - $[ ] per month
Electronic Statements*
•Implementation- $[ ] per fund group
•Load charges-$[ ] per image
•Archive charge (for any image stored beyond 2 years)-$[ ] per document
Electronic Correspondence
Upon consent from shareholder caller, forms and fulfillment pieces can be sent via email through a secured service rather than mailed.
$[ ] per Email
Client Web Data Access
U.S. Bank client on-line access to fund and investor data through U.S. Bank technology applications and data delivery and security software.
STAT – Statement and Tax Form Storage & Retrieval
•Setup: $[ ] per user
•Support: $[ ] per user per month
ReportSource – Report and Data File Storage & Retrieval
•Setup: Included in initial fund setup on Transfer Agent system
•$[ ] per user per month
Additional Data Delivery Services
Ad Hoc/PowerSelect File Development
•Standard ad-hoc select: $[ ] per file
•Custom coded data for recurring, scheduled delivery: $[ ] per hour consultation and programming development
•Support: $[ ] per file per month for recurring files/reports scheduled for delivery.
•Recurring files scheduled for delivery via Pivot or Managed File Services.
Custom Electronic File Exchange (MFS delivery of standard TIP files)
•Setup: $[ ] one-time fee
•Support: $[ ] per file per month
File Delivery to Alternate Sales Reporting Provider
•Setup: $[ ] one-time fee
•Maintenance Fee: $[ ] per file per month
Chat Services
Implementation Fee – $[ ]
Monthly Fee – $[ ] per month
Per Chat Fee – $[ ]per chat or $[ ] per minute of chat
Outbound Calling & Marketing Campaigns
Cost based on project requirements including hours, data sourcing and reporting.
Electronic Form Delivery and Signature Capture
Implementation fee – $[ ] (includes 15 forms)
Additional setup fee – $[ ]for each additional form and email template
Form and fund logo modifications – $[ ] per form, $[ ] per updated Fund Logo
Monthly minimum fee – $[ ] per month
Per electronic envelope Fee – $[ ]
Recordkeeping Application Access
Internet VPN – Infrastructure to allow for application accessibility to host systems and file transfers
•$[ ] implementation
•$[ ] per month

Physical Network – Infrastructure to allow for application accessibility to host systems and file transfers
•Cost varies depending upon location and bandwidth
TA2000 3270 Emulation (Mainframe Green Screen) – Account inquiry and ability to perform financial transactions or account maintenance depending upon user access.
•$[ ] implementation
•$200 per ID per month
TA2000 Desktop (Graphic User Interface to the TA2000 Mainframe) – Account inquiry and ability to perform financial transactions or account maintenance depending upon user access provisioning.
•$[ ] implementation
•$[ ] per ID per month
TA2000 SmartDesk (Web Application to TA2000 Mainframe) – Account inquiry only.
•$[ ] implementation
•$[ ] per ID per month
Automated Work Distributor (AWD) – Image and workflow application.
•$[ ] implementation
•$[ ] per ID per month
Same Day Cash Management (SDCM) – Fund level transaction and cash reporting.
•$[ ] implementation
•$[ ]per ID per month
PowerSelect – SQL database used for ad hoc reporting from the shareholder recordkeeping system.
•$[ ] per month
Programming Services
$[ ] per hour (subject to change)
Charges incurred for customized services based upon fund family requirements including but not limited to:
•Fund setup programming (transfer agent system, statements, options, etc.)
•Customized service development
•Voice response system setup (menu selections, shareholder system integration, testing, etc.)
•All other client specific customization and/or development services
Email Services
Services to capture, queue, monitor, service and archive shareholder email correspondence:
$[ ] setup per fund group
$[ ] per month administration
$[ ] per received email correspondence

CTI Reporting
Integrated custom detailed call reporting – $[ ] per monthly report
Literature Fulfillment Services
Account Management/Database Administration
•$[ ] per month
•Receiving – $[ ] per SKU
•Order Processing – $[ ] per order
•Skid Storage – $[ ] per month per location
•Disposal – $[ ] per SKU
Inbound Teleservicing Only
•Account Management – $[ ] per month (OR)
•Call Servicing – $[ ] per call

Lead Source Reporting
•$[ ] per month
Closed Loop Reporting
•Account Management – $[ ] per month
•Database Installation, Setup – $[ ] per fund group
Miscellaneous Expenses
•Included but not limited to specialized programming, kit and order processing expenses, postage, and printing.
Shareholder Call Review Analysis
Includes Call Sampling sent securely to client and Reporting of internal representative reviews.
$[ ] per Month
Mutual Fund Profile II Services
Initial data review and population as well as ongoing support of information on DTCC’s Mutual Fund Profile II site
Initial data population: $[ ] for less than 25 CUSIPS / $[ ] for 25 CUSIPS or more
Monthly maintenance: $[ ] per management company
Additional project fees may apply for events such as fund acquisitions, multiple fund/share class launches, share class charges and other large processing events outside of normal fund activity to be billed at rate of $[ ]/hour
Dealer Survey Completion
Dealer fund survey requests – $[ ] per hour for completion and quality validation
Fund Event* Services
Programming & File Delivery – $[ ]/hour
Project Management/Analysis – $[ ]/hour
Account Data Retention – $[ ]account/month until purged*
CUSIP Data Retention – $[ ]/CUSIP/month until purged*
*Fund Event are defined as Fund Liquidations, De-conversions, Mergers, Fully History Conversions (Manual and Systematic) and Non Taxable Reorganizations (into U.S. Bank or out to another Transfer Agent)*FINCEN regulations require account retention for 12 months following closing. Data is purged the first July after retention requirements have been fulfilled.

Included with TA Basis Point Fee    Not Included with TA Basis Point Fee

12b-1 Checks    PowerSelect Request
800 Service - Total Charges    Fulfillment Administration Fee
Checks Mailed    Fulfillment Orders
Checks Printed    Fulfillment POD Charges
Dealer Reclaim Services    Fulfillment Postage Charges
NSCC Processing Charges    Inventory Management
NSCC Service Interface Fee    Vision Billable IDs
Insert Handling (does not include printing)    Waived Fees - NSF
Customization to services at November 2020
Periodic Investor Statements - Postage

Periodic Investor Statements - Printing and Handling

Daily Confirmations - Postage
Daily Confirmations - Printing and Handling Business Reply Envelopes and Handling Postage Pieces - Charges to Fund
Tax Forms - Postage
Tax Forms - Printing and Handling VRU Call Charges
VRU Maintenance EFTS
ACH Base Fee ACH Cycles ACH Liquidations ACH Purchases ACH Returns AIP Setups
AML Shareholder Verifications AML Base Fee
Cost Basis Reporting Disaster Recovery Fees Document Retention Domestic AML eConnect
Fan Web/Digital Investor Fees Informa Fees
Foreign AML Omnibus Transactions
Outstanding Shareholder Letters Manual Transactions/Correspondance Telephone Transactions Application/Forms Update
Regulatory Servicing - (IRA Mailings, Lost Shareholder Mailings) Shareholder Servicing Minutes
Short Term Trader Accounts less than 90 Days Vision Total Billable Hits
MARS configuration at November 2020

Adviser’s signature below is solely in acknowledgment of the above fee schedules and Exhibit for Akre Capital Management, LLC.
Akre Capital Management, LLC

By: /s/ Nicole Harper
Name: Nicole Harper

Title: CFO & COO
Date:

May-09-2025 | 8:50 AM EDT